Exhibit 99.1

DallasNews Corporation Announces Third Quarter 2024 Financial Results

DALLAS –  DallasNews Corporation (Nasdaq: DALN) (the “Company”) today reported a third quarter 2024 net loss of $3.9 million, or $(0.73) per share, and an operating loss of $4.1 million.  In the third quarter of 2023,  the Company reported a  net loss  of  $1.4 million, or $(0.26) per share, and an operating loss of $1.6 million.  The third quarter 2024 net loss includes severance expense of $3.0 million, primarily due to the Company’s anticipated headcount reductions related to the previously announced transition to a smaller printing facility.

For the third quarter of 2024, on a non-GAAP basis, DallasNews reported operating loss adjusted for certain items (“adjusted operating loss”)  of $0.7 million, an improvement of $0.2 million or 18.5 percent when compared to an adjusted operating loss of $0.9 million reported in the third quarter of 2023. The improvement is due to expense savings of $3.5 million, partially offset by a total revenue decline of $3.4 million that is primarily attributable to the Company exiting its shared mail program and discontinuing its print-only niche publications.

Grant Moise, Chief Executive Officer, said, “The third quarter $0.2 million year-over-year financial improvement in adjusted operating loss reflects our continued focus on returning to sustainable profitability. I discussed in the second quarter 2024 investor call, that while we have not reached sustainable operating profitability, we are making progress. The third quarter was highlighted by Medium Giant’s advertising and marketing services revenue growth of $0.4 million adjusting for the termination of the shared mail program and print-only niche publications in August 2023.

DallasNews Corporation Announces Third Quarter 2024 Financial Results

November 12, 2024

“I noted in our last investor call that we were reviewing our strategy to optimize subscription volume and pricing. In the third quarter, we modified our digital subscription strategy to a volume-centric strategy. This change successfully ended our 14-month volume decline, with the growth exceeding our expectations since we implemented the new pricing. This strategic change will take time to be reflected in revenue growth, but we are pleased with how consumers are responding to the new pricing in its early stages.”

Third Quarter Results

Total revenue was $31.1 million in the third quarter of 2024,  a decrease of $3.4 million or 9.7 percent when compared to the third quarter of 2023.

Revenue from advertising and marketing services, including print and digital revenues, was $12.0 million in the  third quarter of 2024,  a decrease of $2.7 million or 18.5 percent when compared to the $14.7 million reported for the third quarter of 2023. The decline is primarily due to a $3.1 million decrease in print advertising revenue resulting from the Company ending its shared mail program and print-only niche publications at the end of August 2023. All remaining advertising and marketing services revenue improved $0.4 million.

Circulation revenue was $16.1 million in the third quarter of 2024,  a decrease of $0.1 million or 0.8 percent when compared to the $16.2 million reported for the third quarter of 2023.  The digital-only subscription revenue increase of $0.4 million or 8.8 percent mostly offset the print circulation revenue decline of $0.5 million or 4.2 percent.

Printing, distribution and other revenue was $3.1 million, a decrease of $0.5 million or 14.0 percent when compared to the third quarter of 2023,  primarily due to declines in revenue from commercial printing and distribution, and mailed advertisements for business customers.

DallasNews Corporation Announces Third Quarter 2024 Financial Results

November 12, 2024

Total consolidated operating expense in the third quarter of 2024, on a GAAP basis, was $35.3 million, an improvement of $0.9 million or 2.4 percent when compared to the third quarter of 2023. The improvement is primarily due to expense savings of $1.9 million in distribution and $1.1 million in newsprint, partially offset by expense increases of $1.5 million in employee compensation and benefits, including severance, and $0.7 million in outside services.

On a non-GAAP basis, adjusted operating expense was $31.9 million, an improvement of $3.5 million or 10.0 percent when compared to the third quarter of 2023. Excluding severance, employee compensation and benefits expense improved $1.2 million.

As of September 30,  2024,  the Company had 534 employees, a headcount decrease of 74 or 12.2 percent when compared to the prior year period,  resulting from the 2023 Voluntary Severance Program participants and additional first quarter headcount reductions at Medium Giant. Cash and cash equivalents were $14.0 million at September 30, 2024, and the Company had no debt.

DallasNews Corporation Announces Third Quarter 2024 Financial Results

November 12, 2024

Segment Information

In the second quarter of 2024, based on changes made in the reporting package used by the Company’s Chief Operating Decision Maker (“CODM”) for purposes of allocating resources and assessing performance, the Company determined it has two reportable segments. The two reportable segments are the following:

•

TDMN primarily generates revenue from subscriptions and retail sales of The Dallas Morning News, and sales of advertising within its newspaper and on related digital platforms by Medium Giant’s cross-functional sales team.

•	Agency generates revenue from the services offered by the Company’s full-service advertising agency, Medium Giant.

In addition to the reportable segments, the Company has a Corporate and Other category that includes expenses not directly attributable to a specific reportable segment.

The CODM, who is the Chief Executive Officer, uses adjusted operating income (loss) for the purposes of evaluating performance and allocating resources.  Adjusted operating income (loss) by reportable segment and for the Corporate and Other category is included in the exhibits to this release.

DallasNews Corporation Announces Third Quarter 2024 Financial Results

November 12, 2024

Non-GAAP Financial Measures

Reconciliations of operating loss to adjusted operating loss, and total operating costs and expense to adjusted operating expense are included in the exhibits to this release.

The Company calculates adjusted operating loss by adjusting operating loss to exclude depreciation, severance expense, (gain) loss on sale/disposal of assets, and asset impairments (“adjusted operating loss”). The Company believes that inclusion of certain noncash expenses and other items in the results makes for more difficult comparisons between years and with peer group companies.

Adjusted operating income (loss) is not a measure of financial performance under generally accepted accounting principles (“GAAP”). Management uses adjusted operating income (loss) and similar measures in internal analyses as supplemental measures of the Company’s financial performance, and for performance comparisons versus its peer group of companies. Management uses this non-GAAP financial measure for the purposes of evaluating consolidated Company performance. The Company therefore believes that the non-GAAP measure presented provides useful information to investors by allowing them to view the Company’s business through the eyes of management and the Board of Directors, facilitating comparison of results across historical periods and providing a focus on the underlying ongoing operating performance of its business. Adjusted operating income (loss) should not be considered in isolation or as a substitute for net income (loss), cash flows provided by (used for) operating activities or other comparable measures prepared in accordance with GAAP. Additionally, this non-GAAP measure may not be comparable to similarly-titled measures of other companies.

DallasNews Corporation Announces Third Quarter 2024 Financial Results

November 12, 2024

Financial Results Conference Call

DallasNews Corporation will conduct a conference call on Thursday,  November 14, 2024, at 9:00 a.m. CST to discuss financial results. The conference call will be available via webcast by accessing the Company’s website at investor.dallasnewscorporation.com/events.  An archive of the webcast will be available at dallasnewscorporation.com in the Investor Relations section.

To access the conference call, dial 1-844-291-6362 and enter the following access code when prompted: 4239907.  A replay line will be available at 1-866-207-1041 from  12:00 p.m. CST on November 14, 2024 until 11:59 p.m. CST on November 20, 2024.  The access code for the replay is 5933346.

DallasNews Corporation Announces Third Quarter 2024 Financial Results

November 12, 2024

About DallasNews Corporation

DallasNews Corporation is the Dallas-based holding company of The Dallas Morning News and Medium Giant. The Dallas Morning News is Texas’ leading daily newspaper with an excellent journalistic reputation, intense regional focus and close community ties. With offices in Dallas and Tulsa, Medium Giant is a full-service advertising agency dedicated to designing, creating and delivering stories that drive customers to act. For additional information, visit dallasnewscorporation.com or email invest@dallasnews.com.

Statements in this communication concerning the Company’s business outlook or future economic performance, revenues, expenses, cash balance, investments, business initiatives, working capital, dividends, future financings, and other financial and non-financial items that are not historical facts are “forward-looking statements” as the term is defined under applicable federal securities laws. Words such as “anticipate,” “assume,” “believe,” “can,” “could,” “estimate,” “forecast,” “intend,” “expect,” “may,” “project,” “plan,” “seek,” “should,” “target,” “will,” “would” and their opposites and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those set forth in forward-looking statements. Such risks, trends and uncertainties are, in most instances, beyond the Company’s control, and include changes in advertising demand and other economic conditions; volatility in the North Texas real estate market; the timeline for transitioning print operations; consumers’ tastes; newsprint and distribution prices; program costs; the Company’s ability to successfully execute the Return to Growth Plan; the Company’s ability to maintain compliance with the continued listing requirements of The Nasdaq Capital Market; the success of the Company’s digital strategy; labor relations; cybersecurity incidents; and technological obsolescence. Among other risks, there can be no guarantee that the board of directors will approve dividends in the future or that the Company’s financial projections are accurate, as well as other risks described in the Company’s Annual Report on Form 10-K and in the Company’s other public disclosures and filings with the Securities and Exchange Commission. Forward-looking statements, which are as of the date of this communication, are not updated to reflect events or circumstances after the date of the statement.

DallasNews Corporation and Subsidiaries

Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
In thousands, except share and per share amounts (unaudited)	2024	2023	2024	2023
Net Operating Revenue:
Advertising and marketing services	$11,977	$14,699	$36,407	$46,231
Circulation	16,062	16,194	48,543	48,201
Printing, distribution and other	3,101	3,606	9,353	11,281
Total net operating revenue	31,140	34,499	94,303	105,713
Operating Costs and Expense:
Employee compensation and benefits	18,048	16,565	48,903	51,174
Other production, distribution and operating costs	15,498	16,778	45,603	52,099
Newsprint, ink and other supplies	1,301	2,382	3,887	6,912
Depreciation	411	388	1,216	1,118
Total operating costs and expense	35,258	36,113	99,609	111,303
Operating loss	(4,118)	(1,614)	(5,306)	(5,590)
Other income, net	536	342	1,788	1,082
Loss Before Income Taxes	(3,582)	(1,272)	(3,518)	(4,508)
Income tax provision	345	139	322	397
Net Loss	$(3,927)	$(1,411)	$(3,840)	$(4,905)

Per Share Basis (1)
Net loss
Basic	$(0.73)	$(0.26)	$(0.72)	$(0.92)
Diluted	$(0.73)	$(0.26)	$(0.72)	$(0.92)
Number of common shares used in the per share calculation:
Basic	5,352,490	5,352,490	5,352,490	5,352,490
Diluted	5,352,490	5,352,490	5,352,490	5,352,490

(1)

The Company’s Series A and Series B common stock equally share in the distributed and undistributed earnings. There were no options or RSUs outstanding as of September 30,  2024 and 2023, that would result in dilution of shares or the calculation of EPS under the two-class method as prescribed under ASC 260 – Earnings Per Share.

DallasNews Corporation and Subsidiaries

Consolidated Balance Sheets

	September 30,	December 31,
In thousands (unaudited)	2024	2023
Assets
Current assets:
Cash and cash equivalents	$13,988	$11,697
Short-term investments	—	10,781
Accounts receivable, net	11,236	9,923
Other current assets	4,702	4,532
Total current assets	29,926	36,933
Property, plant and equipment, net	11,504	7,099
Operating lease right-of-use assets	18,034	16,141
Deferred income taxes, net	253	271
Other assets	1,885	1,790
Total assets	$61,602	$62,234
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$5,018	$3,963
Accrued compensation and other current liabilities	13,068	10,449
Contract liabilities	9,396	9,511
Total current liabilities	27,482	23,923
Long-term pension liabilities	15,593	17,353
Long-term operating lease liabilities	18,124	16,924
Other liabilities	979	1,076
Total liabilities	62,178	59,276
Contingent liabilities
Total shareholders' equity	(576)	2,958
Total liabilities and shareholders’ equity	$61,602	$62,234

DallasNews Corporation and Subsidiaries

Revenue by Reportable Segment

	Three Months Ended September 30,		Nine Months Ended September 30,
In thousands (unaudited)	2024	2023	2024	2023
TDMN
Print advertising (1)	$5,404	$9,082	$17,601	$28,672
Digital advertising (2)	2,156	2,108	6,388	6,440
Agency
Marketing and media services (2)	4,417	3,509	12,418	11,119
Advertising and Marketing Services	$11,977	$14,699	$36,407	$46,231

TDMN
Print circulation	11,460	11,964	34,819	36,489
Digital circulation	4,602	4,230	13,724	11,712
Circulation	$16,062	$16,194	$48,543	$48,201

TDMN	3,101	3,499	9,353	10,856
Agency	—	107	—	425
Printing, Distribution and Other	$3,101	$3,606	$9,353	$11,281

Total Revenue	$31,140	$34,499	$94,303	$105,713

(1)

Includes $3,099 and $10,748 for the three and nine months ended September 30, 2023, respectively, of revenue generated from the Company’s shared mail program to deliver weekly preprints, as well as advertising in the print-only editions of its niche publications. At the end of August 2023, the Company made the strategic decisions to exit its shared mail program and discontinue print-only editions of its niche publications.

(2)	Prior to the segment reporting change, digital advertising, and marketing and media services revenues were reported in aggregate.

DallasNews Corporation - Non-GAAP Financial Measures

Reconciliation of Operating Loss to Adjusted Operating Loss

	Three Months Ended September 30,		Nine Months Ended September 30,
In thousands (unaudited)	2024	2023	2024	2023
Total net operating revenue	$31,140	$34,499	$94,303	$105,713
Total operating costs and expense	35,258	36,113	99,609	111,303
Operating Loss	$(4,118)	$(1,614)	$(5,306)	$(5,590)

Total operating costs and expense	$35,258	$36,113	$99,609	$111,303
Less:
Depreciation	411	388	1,216	1,118
Severance expense	2,982	336	3,758	1,161
Adjusted Operating Expense	$31,865	$35,389	$94,635	$109,024

Total net operating revenue	$31,140	$34,499	$94,303	$105,713
Adjusted operating expense	31,865	35,389	94,635	109,024
Adjusted Operating Loss	$(725)	$(890)	$(332)	$(3,311)

DallasNews Corporation - Non-GAAP Financial Measures

Adjusted Operating Income (Loss) by Reportable Segment, and Corporate and Other

	Three Months Ended September 30,		Nine Months Ended September 30,
In thousands (unaudited)	2024	2023	2024	2023
TDMN
Total net operating revenue	$26,723	$30,883	$81,885	$94,169
Adjusted operating expense	21,965	25,877	65,562	80,974
Adjusted Operating Income	$4,758	$5,006	$16,323	$13,195
Agency
Total net operating revenue	$4,417	$3,616	$12,418	$11,544
Adjusted operating expense	4,372	4,288	12,744	13,160
Adjusted Operating Income (Loss)	$45	$(672)	$(326)	$(1,616)
Corporate and Other
Total net operating revenue	$—	$—	$—	$—
Adjusted operating expense	5,528	5,224	16,329	14,890
Adjusted Operating Loss	$(5,528)	$(5,224)	$(16,329)	$(14,890)

Total Adjusted Operating Loss	$(725)	$(890)	$(332)	$(3,311)
Excluded expenses:
Depreciation	411	388	1,216	1,118
Severance expense	2,982	336	3,758	1,161
Operating Loss	$(4,118)	$(1,614)	$(5,306)	$(5,590)
Other income, net	536	342	1,788	1,082
Loss Before Income Taxes	$(3,582)	$(1,272)	$(3,518)	$(4,508)